American Cannabis Company Wins Consulting Contracts with Several Illinois-Based Businesses

Multiple Illinois Entrepreneurs and Businesses Seeking Cultivation and Dispensary Licenses for Approval in 2014

DENVER, CO – June 4, 2014 / - Brazil Interactive Media, Inc. d/b/a American Cannabis Company Inc. (OTCQB: BIMI) (the “Company” or “ACC”), today provided details of several, recent consulting contract wins in the state of Illinois. The Company anticipates generating consulting revenues pursuant to these contracts during the course of 2014, with the opportunity for ACC to provide its customers with additional products and services through its other divisions, Cube Root and The Trade Winds.

The contracts focus on the Company’s expertise in connection with pre-business planning and application work for Illinois-based entrepreneurs and established businesses. ACC expects to leverage off of these consulting contracts to be able to secure additional revenues through long-term consulting contracts, sales of ‘The Cube’ and ancillary sales of products and services to aid cultivation and dispensary operations. Additionally, with its manufacturing facility located in Illinois, ACC has secured partnerships with multiple businesses across the State to support successful applicants.

"We are excited to work closely with our clients such as ICC Holdings and others in Illinois to achieve success in securing one of a limited number of licenses to operate a medical marijuana business," began ACC CEO Corey Hollister. “Our other clients in Illinois are equally excited of the potential to receive permission to operate a medical marijuana cultivation and/or dispensing licenses for their local market. We anticipate the adoption of medical marijuana legislation occurring in other states and have the staff and time allocated to service each state that moves to allow local businesses to flourish for the distinct purpose to meet the medical needs of their citizens.”

About American Cannabis Company:

American Cannabis Company (“ACC”) owns and operates three vertically integrated businesses, American Cannabis Consulting, Cube Root Inc. and The Trade Winds Inc., which deliver an end-to-end solution for their customers and clients within the cannabis industry. Through these businesses, ACC provides industry specific advisory and consulting services, manufactures cultivation products and facilities, and manages a strategic group partnership that produces private label customer products. ACC has successfully procured licensing agreements for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international cannabis markets.

For more information, please visit:www.americancannabiscompanyinc.com

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical ]and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

Company

John Mattio

Corporate, Media and Investor Communications

Phone: (720) 466-3789

john@americancannabisconsulting.com